EXHIBIT 32.2

SECTION 1350
CERTIFICATION

In connection with the Quarterly Report of Law Enforcement Associates Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Briggs, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

May 14, 2008	By:	/s/ Paul Briggs

Chief Financial Officer and Principal Accounting Officer